Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2023, relating to the combined financial statements of Aramark Uniform Services and affiliates, appearing in Vestis Corporation's Registration Statement on Form 10 (Commission File No. 001-41783).

/s/ RSM US LLP

Blue Bell, Pennsylvania

October 2, 2023